UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): August 15, 2006

Quanta Capital Holdings Ltd.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-50885

Bermuda	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Victoria Street,
Second Floor
Hamilton HM 11
Bermuda
(Address of Principal Executive Offices, Including Zip Code)

441-294-6350
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	On August 15, 2006, PricewaterhouseCoopers LLP (‘‘PwC’’) resigned as the independent registered public accounting firm of Quanta Capital Holdings Ltd. (referred to as ‘‘our’’ and ‘‘we’’ below).

The reports of PwC on our consolidated financial statements for the years ended December 31, 2005 and 2004, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2005 and 2004 and through August 15, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the financial statements for such years.

During the years ended December 31, 2005 and 2004, and through August 15, 2006, there have been no ‘‘reportable events’’, as such term is defined in Section 304(a)(1)(v) of the Securities and Exchange Commission (‘‘SEC’’) Regulation S-K, except that our management has concluded that, based on its assessment of internal controls as of December 31, 2005, our internal controls over financial reporting were not effective as follows:

1.	We did not maintain a sufficient complement of personnel within our U.S. accounting function with appropriate experience and training commensurate with our financial reporting requirements. Specifically, certain financial reporting positions were not staffed with individuals possessing the appropriate experience and training to meet their responsibilities. In addition, these individuals were not in their positions for an adequate period of time. This control deficiency contributed to the material weaknesses described in 2 and 3 below. Additionally, this control deficiency could result in a misstatement of significant accounts or disclosures, including those described below, that would result in a material misstatement to our annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness.

2.	We did not maintain effective controls over the accuracy and completeness of, and access to, certain spreadsheets used in the Company's financial reporting process. The spreadsheets used in the financial reporting process are complex and require the manual input of data and formulas used in calculations. These spreadsheets are utilized to accumulate or calculate certain gross and ceded revenue, losses, expenses, and asset and liability balances for transactions processed by our key program manager. Specifically, effective controls were not designed and in place to monitor and ensure spreadsheet formula logic and input data were adequately reviewed, tested and analyzed to ensure the accuracy and completeness of spreadsheet calculations. In addition, effective controls were not designed and in place to prevent or detect unauthorized access to and modification of the data or formulas contained within the spreadsheets. This control deficiency resulted in an audit adjustment to our 2005 consolidated financial statements to correct commission expense and the related accrual. Additionally, this control deficiency could result in a misstatement of the aforementioned accounts or disclosures that would result in a material misstatement to our annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness.

3.	We did not maintain effective controls over the completion of reconciliations and analyses for gross and ceded premiums, losses, other expenses, and the related balance sheet accounts for our U.S. processed transactions. Specifically, effective controls were not designed and in place to ensure the reconciliation of (i) gross written premiums and losses reported by our program manager to the underlying administration systems of our program manager; (ii) premium receivables to the general ledger; and (iii) certain cash, underwriting, expense and reported claims data to amounts recorded in the general ledger. This control deficiency did not result in an adjustment to our 2005 consolidated financial statements. However, this control deficiency could result in a misstatement of the aforementioned accounts or disclosures that would result in a material misstatement to our annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness.

4.	As disclosed in our report on Form 8-K filed with the SEC on May 13, 2005 our management concluded that, subsequent to the period covered by the Form 10-Q for the quarter ended March 31, 2005, our disclosure controls and procedures were ineffective in ensuring that the information required to be disclosed by us in the reports that we file under the Exchange Act of 1934, as amended, is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. In connection with our routine monthly closing process for our books at the April 2005 month-end, we discovered a mathematical error in the calculation of policy acquisition expenses used in the reporting of our first quarter 2005 results. This involved an understatement of policy acquisition expenses of $2.0 million in our Form 10-Q for the three months ended March 31, 2005 and an overstatement of deferred policy acquisition costs of the same amount. To address the error discovered as a part of this process, and as announced in our Current Report on Form 8-K filed with the SEC on May 13, 2005, we restated our financial statements for the quarter ended March 31, 2005. We have determined that this mathematical error only affected our financial statements for the quarter ended March 31, 2005 and did not affect any of our financial statements for prior periods.

The material weaknesses described in Items 1, 2 and 3 above remain unremediated as of the date of this Current Report on Form 8-K. In response to our discovery of the error described in Item 4 above, we added staffing and implemented enhanced analytics and control processes over the calculation of acquisition expenses. We evaluated the effectiveness of our internal controls for the calculation of acquisition expenses as of the end of quarter ended June 30, 2005, and determined that the material weakness in internal control over financial reporting with respect to the calculation of acquisition expenses described in Item 4 above has been remedied. The Audit Committee discussed these material weaknesses with PwC and has authorized PwC to respond fully to the inquiries of our newly appointed independent registered public accounting firm, Johnson Lambert & Co., concerning these material weaknesses.

We have provided PwC with a copy of this disclosure and requested that PwC furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of PwC’s letter, dated August 15, 2006, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	On August 15, 2006, we engaged Johnson Lambert & Co. as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2006. Our Audit Committee approved the appointment of Johnson Lambert & Co.

During the years ended December 31, 2005 and 2004, and through August 15, 2006, we have not consulted with Johnson Lambert & Co. regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided to us by Johnson Lambert & Co. that we concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of SEC Regulation S-K, or a ‘‘reportable event’’ described in Item 304(a)(1)(v) of SEC Regulation S-K.

Item 9.01    Financial Statement and Exhibits

(d)    Exhibits

EXHIBIT NUMBER	DESCRIPTION

16.1	Letter from PricewaterhouseCoopers LLP dated August 15, 2006.

Signatures

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

QUANTA CAPITAL HOLDINGS LTD.
Date: August 17, 2006	By:	/s/ Robert Lippincott III
Name: Robert Lippincott III
Title: Interim Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
16.1	Letter from PricewaterhouseCoopers LLP dated August 15, 2006.